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                                                                     Exhibit 5.1



                     Tressler, Soderstrom, Maloney & Priess
                                Attorneys At Law
                               3070 Bristol Street
                                    Suite 450
                          Costa Mesa, California 92626


                                 June 19, 2002


Greengate Corporation
3070 Bristol, Suite 450
Costa Mesa, CA  92626

      Re: Registration Statement on Form SB-2

Gentlemen:

      We have acted as counsel to Greengate Corporation, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (Registration No. 333-86416) (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale by the Company of 1,200,000 shares of Common Stock, par value $.0001 per share, of the Company (the "Shares"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B promulgated under the Act.

      In connection with this opinion, we have reviewed originals or copies of the following documents: (a) the Registration Statement and the exhibits thereto, (b) the Certificate of Incorporation of the Company, (c) the Bylaws of the Company, (d) certain records of the Company's corporate proceedings and (e) such statutes, records and other documents as we have deemed relevant or necessary for the purpose of this opinion.

      In addition, we have examined such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinions set forth herein. In rendering our opinions herein, the documents we have examined were originals or copies, certified or otherwise identified to our satisfaction. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied upon statements and certificates of the Company or of government or other officials.

      Based on the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act the Shares, when duly issued, sold and paid for in accordance with the terms of the prospectus included as part of the Registration Statement, will be legally issued, fully paid and non-assessable.

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Greengate Corporation
June 19, 2002
Page 2

      The opinions expressed herein are limited to Federal securities laws and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the caption "Legal Matters" in the prospectus comprising a part of such Registration Statement and any amendment thereto. In giving this consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

      This opinion is limited solely to the matters set forth herein and is delivered to you only with regard to, and is intended for use solely in connection with, the Registration Statement.

                                          Very truly yours,

                                          Tressler, Soderstrom, Maloney & Priess
CRC/gm